UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2025

John Hancock Comvest Private Income Fund
(Exact name of Registrant as specified in its Charter)

DELAWARE	814-01669	93-4109571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 S. Rosemary Avenue, Suite 1700 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (561)
727-2001
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01. Entry into a Material Definitive Agreement.
On December 2, 2025, John Hancock Comvest Private Income Fund (the “
Fund
”), a Delaware statutory trust, entered into a Senior Secured Revolving Credit Agreement (the “
Credit Agreement
”). The parties to the Credit Agreement include the Fund, as borrower, the lenders from time to time parties thereto, The Bank of Nova Scotia, as administrative agent, collateral agent, issuing bank, swingline lender, a lender and as lead arranger (the “
Facility
”).
The Facility will be guaranteed by certain subsidiaries of the Fund that may be formed or acquired by the Fund in the future (collectively, the “
Guarantors
”).
Proceeds of the Facility will be
used
for general corporate purposes, including the funding of
portfolio
investments. The maximum principal amount of the Facility is $150,000,000, subject to availability under the borrowing base, which is based on the Fund’s portfolio investments and other outstanding indebtedness. Maximum capacity under the Facility may be increased up to $300,000,000 through the exercise by the Fund of an uncommitted accordion feature through which existing and new lenders may, at their option, agree to provide additional financing. The Facility is secured by a perfected first-priority interest in substantially all of the portfolio investments held by the Fund and each Guarantor, subject to certain exceptions, and includes a $50,000,000 limit for swingline loans.
The availability period under the Facility will terminate on December 3, 2029 (the “
Commitment Termination Date
”) and the Facility will mature on December 2, 2030 (the “
Final Maturity Date
”). During the period from the Commitment Termination Date to the Final Maturity Date, the Fund will be obligated to make mandatory prepayments under the Facility out of the proceeds of certain asset sales and other recovery events and equity and debt issuances.
The Fund may borrow amounts in U.S. dollars or certain other permitted currencies. Amounts drawn under the Facility in U.S. dollars will bear interest at either Term SOFR plus a margin, or the “alternate base rate” (which is the highest of (a) the prime rate, (b) the sum of (i) the weighted average of the rates on overnight federal funds transactions, as published by the Federal Reserve Bank of New York plus (ii) 0.5%, and (c) Term SOFR plus 1% plus a margin). The Fund may elect either the Term SOFR or alternate base rate at the time of drawdown, and loans denominated in U.S. dollars may be converted from one rate to another at any time at the Fund’s option, subject to certain conditions. Amounts drawn under the Facility in other permitted currencies will bear interest at the relevant rate specified therein plus an applicable margin. The Fund also will pay a fee of 0.375% per annum on the average daily unused amounts under the Facility.
The Facility includes customary covenants, including certain limitations on the incurrence by the Fund of additional indebtedness and on the Fund’s ability to make distributions to its shareholders, or repurchase or retire the Fund’s common shares, upon the occurrence of certain events and certain financial covenants related to asset coverage and minimum shareholders’ equity, as well as customary events of default.
The foregoing description of the Credit Agreement and the Facility is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant
The disclosure set forth above under Item 1.01 of this Current Report on
Form 8-K is
incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)
Exhibits
.

10.1*	Senior Secured Revolving Credit Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Certain schedules to this Exhibit have been omitted in accordance with 601 of Regulation
S-K.
The registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon
its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN HANCOCK COMVEST PRIVATE INCOME FUND

Date: December 5, 2025	By:	/s/ Michael Altschuler
	Name:	Michael Altschuler
	Title:	Vice President

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